SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 16, 2010

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300
Princeton, NJ  08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 16, 2010, Derma Sciences, Inc. (the “Registrant”) entered into an underwriting agreement (the “Underwriting Agreement”) with Rodman & Renshaw, LLC (the “Underwriter”) pursuant to which the Registrant agreed to sell 972,000 shares of its common stock, $0.01 par value per share (the “Common Stock”) and warrants to purchase an additional 324,000 shares of common stock (the “Warrants”), in a firm commitment underwritten offering (the “Offering”) pursuant to effective registration statements on Form S-1 (File No. 333-163127), and Form S-1 under Rule 462(b) (File No. 333-104942) and supplemented by a prospectus dated February 16, 2010 and filed under Rule 424(b)(4) on February 18, 2010. The Underwriting Agreement also provides for a 45-day option for the Underwriter to purchase up to an additional 145,800 shares of Common Stock and Warrants to purchase an additional 48,600 shares of common stock.  Each share, together with a Warrant to purchase one-third of a share, was priced at $5.00.

The Warrants are exercisable at a price of $5.50 per share of Common Stock, are non-callable and expire February 16, 2015.

This description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement attached as Exhibit 1.1 to this Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

On February 22, 2010, the Underwriter exercised its over-allotment option to purchase 145,800 shares of Common Stock and 48,600 Warrants.  Also on February 22, 2010, the Registrant closed the sale of 1,117,800 shares of Common Stock and 372,600 Warrants.

The opinion of counsel regarding the legality of the Common Stock and Warrants issued pursuant to the Offering described in Item 1.01 is filed as Exhibit 5.1 hereof.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

1.1	Underwriting Agreement dated February 16, 2010, between Derma Sciences, Inc. and Rodman & Renshaw, LLC
5.1	Opinion of Hedger & Hedger
23.1	Consent of Hedger & Hedger (included in Exhibit 5.1)

DERMA SCIENCES, INC.

By:  /s/John E. Yetter

John E. Yetter, CPA
Vice President and Chief Financial Officer
Date:  February 22, 2010